                                                                   EXHIBIT 23.1






                                  EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion of our Independent Auditor's Report dated January 23, 1998 regarding the balance sheets of Bank of Los Angeles as of December 31, 1997 and 1996 and the related statements of operations, changes in shareholder's equity and cash flows for each of the three years in the period ending December 31, 1997, in the Form 8-K filed by Western Bancorp with the Securities and Exchange Commission and Form S-8 dated June 6, 1997, Form S-8 dated January 21, 1998, and Form S-3 dated May 27, 1998.


/s/ Vavrinek, Trine, Day & Co., LLP

VAVRINEK, TRINE, DAY & CO., LLP
Rancho Cucamonga, CA
November 4, 1998